UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 8, 2016

ARC Document Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1981 N. Broadway, Walnut Creek, California	94596

(Address of Principal Executive Offices)	(Zip Code)

(925) 949-5100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 8, 2016, ARC Document Solutions, Inc., a Delaware corporation (the “Company”), issued a press release announcing a stock repurchase program. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

In connection with the stock repurchase program, the Company’s subsidiary, ARC Document Solutions, LLC, a Texas limited liability company, entered into an amendment to its credit agreement. The amendment excludes up to $15 million of stock repurchases from the calculation of the fixed charge ratio covenant, provided that those stock repurchases are consummated in accordance with the other terms and conditions of the credit agreement. A copy of the amendment is furnished as Exhibit 99.2 hereto and is incorporated by reference herein.

The information included herein and in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release by ARC Document Solutions, Inc. dated February 8, 2016.
99.2	Amendment Letter, dated as of February 5, 2016, by and among ARC Document Solutions, LLC, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2016	ARC DOCUMENT SOLUTIONS, INC.
	By:	/s/ D. Jeffery Grimes
D. Jeffery Grimes
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release by ARC Document Solutions, Inc. dated February 8, 2016.
99.2	Amendment Letter, dated as of February 5, 2016, by and among ARC Document Solutions, LLC, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.